UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington		98006-1350
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective as of December 20, 2017 (the “Effective Date”), T-Mobile US, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with J. Braxton Carter, pursuant to which Mr. Carter will continue to serve as the Company’s Executive Vice President and Chief Financial Officer. The Employment Agreement supersedes and replaces the prior employment agreement between the Company and Mr. Carter, dated as of January 25, 2013. The Employment Agreement provides for an initial employment term through March 1, 2019 (the “Initial Term”), subject to extension as mutually agreed to by the parties.

Pursuant to the Employment Agreement, Mr. Carter is entitled to (i) an annual base salary equal to $850,000, (ii) commencing with calendar year 2018, an annual short-term incentive (the “STI Award”) targeted at 150% of Mr. Carter’s eligible base earnings during the applicable year, payable based on the attainment of pre-established performance goals, and (iii) commencing with calendar year 2018, an annual long-term incentive or other equity awards with a target grant-date value that is no less than 250% of Mr. Carter’s total cash compensation (i.e., base salary plus target short-term incentive award) as in effect at the time of grant. Mr. Carter may also participate in Company employee benefit plans, to the same extent and on the same terms as apply to the Company’s similarly-situated executives generally.

In connection with his entrance into the Employment Agreement, Mr. Carter will receive a one-time cash bonus in an amount equal to $2,500,000 (the “Special Cash Bonus”), payable on or within 15 days after March 1, 2019, subject to and conditioned upon his continued employment through March 1, 2019 (except as otherwise described below). In addition, the Company will grant Mr. Carter a one-time award of time-based restricted stock units under the Company’s 2013 Omnibus Incentive Plan (as amended, the “Plan”), with respect to a number of shares of Company common stock equal to $2,500,000 divided by the average closing price of the Company’s common stock for the 30 calendar day-period ending five business days prior to the grant date, rounded up to the nearest whole restricted stock unit (the “Special Equity Award”). The Special Equity Award will vest in full on March 1, 2019, subject to and conditioned upon Mr. Carter’s continued employment through such date (except as otherwise described below).

The Employment Agreement provides that if Mr. Carter’s employment is terminated by the Company other than for “cause” (and other than due to Mr. Carter’s death or disability) or by Mr. Carter for “good reason” (each as defined in the Employment Agreement) (each, a “qualifying termination”), then, subject to his timely execution and non-revocation of a release, he will be entitled to receive:

•	a lump-sum payment equal to two times the sum of (i) his then-current annual base salary plus (ii) his then-current target STI Award;

•	a pro rata STI Award for the calendar year in which the qualifying termination occurs (a “Pro Rata STI”), based on actual performance results for such calendar year;

•	if not previously paid, a pro-rata portion of the Special Cash Bonus based on the number of days elapsed between the Effective Date and the date of the qualifying termination;

•	if such termination occurs prior to March 1, 2019, Mr. Carter’s Special Equity Award will vest in full on the date of the qualifying termination;

•	with respect to Mr. Carter’s then-outstanding long-term incentive awards (each, an “LTI Award”), unless the applicable award agreement provides for more favorable treatment:

•	for time-based LTI Awards, Mr. Carter will vest in that portion of the LTI Award that would otherwise vest on the next scheduled vesting date following such qualifying termination; and

•	performance-vesting LTI Awards will vest pro-rata at the end of the applicable performance period, based on actual performance during the applicable performance period and the length of Mr. Carter’s employment during the applicable performance period; and

•	Company-subsidized health and dental benefit coverage for up to twelve months following such qualifying termination.

The severance benefits described above will be offset by any amounts payable to Mr. Carter under any other severance program maintained by the Company.

The Employment Agreement further provides that if Mr. Carter’s employment is terminated due to his death or disability, he will be entitled to receive the following:

•	any STI Award for the last completed calendar year preceding the termination date;

•	a Pro Rata STI, based on the greater of target or actual performance for the calendar year in which such termination occurs;

•	if not previously paid, a pro-rata portion of his Special Cash Bonus based on the number of days elapsed between the Effective Date and the termination date; and

•	the vesting of any outstanding LTI Award granted under the Plan will be governed by the terms of the Plan and the applicable award agreement, which terms shall be no less favorable than those applicable to all other similarly-situated employees of the Company.

To the extent that any payment or benefit received by Mr. Carter pursuant to the Employment Agreement or otherwise would be subject to an excise tax under Internal Revenue Code Section 4999, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Carter than receiving the full amount of such payments.

The Employment Agreement also provides that the Company will reimburse Mr. Carter for up to $25,000 in legal fees incurred by him for legal services performed during 2017 in connection with the Employment Agreement and his employment with the Company.

The foregoing description of the Employment Agreement with Mr. Carter is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be subsequently filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-Mobile US, Inc.

By:	/s/ David A. Miller
David A. Miller Executive Vice President, General Counsel and Secretary

Date: December 22, 2017